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                                                              EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA  94304-1050
                 TELEPHONE 415-493-9300  FACSIMILE 415-493-6811


                                 April 18, 1997


Quickturn Design Systems, Inc.
440 Clyde Avenue
Mountain View, California  94043

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Quickturn Design Systems, Inc. (the "Registrant" or "you"), with the Securities and Exchange Commission on or about April 18, 1997, in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of your Common Stock (the "Shares") reserved for issuance pursuant to the 1997 Stock Option Plan (the "1997 Plan") and 750,000 shares of your Common Stock reserved for issuance pursuant to the 1993 Employee Qualified Stock Purchase Plan (the "Purchase Plan"). The 1,000,000 shares of Common Stock reserved under the 1997 Plan and the 750,000 shares of Common Stock reserved under the Purchase Plan are referred to collectively hereinafter as the "Shares," and the 1997 Plan and the Purchase Plan are referred to collectively hereinafter as the "Plans." As your legal counsel, we have examined the actions taken and proposed to be taken by you in connection with the proposed sale, issuance and payment of consideration for the Shares to be issued under the Plans.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                              Sincerely,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                              /s/  Wilson Sonsini Goodrich & Rosati